Exhibit (a)(1)(iii)

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

Regarding Interests

In

UBS EQUITY OPPORTUNITY FUND II, L.L.C.

Tendered Pursuant to the Offer to Purchase

Dated May 23, 2008

If you do not wish to sell any of your interests, please disregard this Letter of Transmittal.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY PFPC INC. EITHER BY MAIL OR BY
FAX BY 11:59 P.M., NEW YORK TIME, ON
FRIDAY, JUNE 20, 2008, UNLESS THE
OFFER IS EXTENDED.

Complete The Last Page Of This Letter Of Transmittal And Fax

Or Mail In The Enclosed Postage-Paid Envelope To:

UBS Alternative Investments US

c/o PFPC Inc.

P.O. Box 857

Claymont, DE 19703-9911

Attn: Tender Offer Administrator

For additional information:
Phone:	(877) 431-1973
Fax:	(302) 793-8201
(302) 793-8202

To assure good delivery, please send this Letter of Transmittal to PFPC Inc. and not to your Financial Advisor.

Ladies and Gentlemen:

The undersigned hereby tenders to UBS Equity Opportunity Fund II, L.L.C., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited liability company interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated May 23, 2008 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the limited liability company interest in the Fund or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the limited liability company interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited liability company interest in the Fund or portions thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all of the undersigned’s limited liability company interest in the Fund will be purchased.

The undersigned acknowledges that the method of delivery of any documents is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Fund’s Administrator, PFPC Inc. (“PFPC”), to receive any Letter of Transmittal or other document. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived.

Payment of the cash portion of the purchase price for the limited liability company interest in the Fund or portion thereof of the undersigned (the “Cash Payment”), as described in Section 6 of the Offer to Purchase, shall be sent to the undersigned by wire transfer to the undersigned’s brokerage account at UBS Financial Services Inc. (“UBS Financial Services”) if such investor has a UBS Financial Services account. (The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to an investor’s brokerage account, upon a withdrawal of such cash payment from such account, UBS Financial Services will impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account.) If such investor does not have a UBS Financial Services account, the Cash Payment will be sent directly to its mailing address as listed in the Fund’s records. A promissory note (“Note”) reflecting the contingent payment portion of the purchase price, if any, as described in Section 6 of the Offer to Purchase, will be held for such investor by PFPC. (Any contingent payment due pursuant to the Note will be deposited directly to the tendering investor’s brokerage account at UBS Financial Services if such investor has a UBS Financial Services account, and, upon a withdrawal of such contingent payment from such account, UBS Financial Services will impose such fees as it would customarily assess upon the withdrawal of cash from such brokerage account.) The undersigned recognizes that the amount of the Cash Payment will be based on the unaudited estimated net asset value as of June 30, 2008, of the limited liability company interest or portion thereof tendered, and that the contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements for calendar year 2008, which is anticipated to be completed not later than 60 days after the Fund’s fiscal year end, and will be paid in cash within approximately ten days thereafter, or on such earlier date as the Fund’s Directors may determine.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

UBS EQUITY OPPORTUNITY FUND II, L.L.C.

If you do not want to sell your limited liability company interest at this time, please disregard this notice. This is simply notification of the Fund’s tender offer. If you choose to tender, you are responsible for confirming that PFPC Inc. has received your documents by the tender Expiration Date. Please allow 48 hours for your Letter of Transmittal to be processed prior to contacting the Administrator to confirm receipt. To assure good delivery, please send this page to PFPC Inc. and not to your Financial Advisor. This Letter of Transmittal must be received by PFPC Inc. either by mail or by fax by 11:59 p.m., New York Time, on Friday, June 20, 2008, unless the offer is extended.

Please fax or mail (this page only ) in the enclosed postage-paid envelope to:

      UBS Alternative Investments US
     c/o PFPC Inc.
     P.O. Box 857
     Claymont, DE 19703-9911

     Attn: Tender Offer Administrator

For additional information:
     Phone:     (877) 431-1973
     Fax:         (302) 793-8201
                     (302) 793-8202

Part 1. Name:
Name of Investor:	☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐☐

SS# or Taxpayer ID #: ☐☐☐ ☐☐ ☐☐☐☐	Phone #: ☐☐☐ ☐☐☐ ☐☐☐☐

UBS Financial Services Brokerage Account # (if applicable):	☐☐ ☐☐☐☐☐ ☐☐

Part 2. Amount of Fund Interest in the Fund to be Tendered:
☐

Entire limited liability company interest. Please note that if you tender your entire interest in the Fund, the Fund will pay you 95% of the estimated net asset value as of June 30, 2008 in cash by approximately July 10, 2008 with the balance in the form of a promissory note that will be held for you by PFPC and remain in your UBS account (if applicable). The promissory note balance is expected to be paid following the year-end audit (or earlier, at the Fund’s discretion).

☐

Portion of limited liability company interest expressed as a specific dollar value. $______________________

Subject to maintenance of a minimum limited liability company interest equal to $50,000 ($25,000 for certain eligible investors who are identified in the Fund’s Confidential Memorandum), net of the Incentive Allocation  (the “Required Minimum Balance”). The undersigned understands that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the Fund reserves the right to reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

Amounts payable are subject to pro ration as described in the Offer to Purchase.

Part 3. Signature(s):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature:	_________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date
Print Name of Investor:	_________________________________________________________

Joint Tenant Signature:	_________________________________________________________
(If joint tenants, both must sign.)	(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date

Print Name of Joint Tenant:	_________________________________________________________
FOR OTHER INVESTORS:

Print Name of Investor:	_________________________________________________________

Signature:	_________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date
Print Name of Signatory and Title:	_________________________________________________________

Co-Signatory if necessary:	_________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor Application)/Date
Print Name and Title of Co-Signatory:	_________________________________________________________